EXHIBIT 10.12

                         BUSINESS DEVELOPMENT AGREEMENT

      THIS BUSINESS DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of June 29, 2004 by and between SOLUTION TECHNOLOGY INTERNATIONAL, INC., a Delaware corporation (the "Company"), and LIGHTHOUSE ADVISORS, INC., a Maryland corporation ("Lighthouse Advisors").

                                    RECITALS:

      WHEREAS, the Company desires to engage Lighthouse Advisors, and Lighthouse Advisors desires to be engaged by the Company, to provide certain business development services in accordance with and subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT:

                                   ARTICLE 1.
                                   ENGAGEMENT

      1.1. Engagement. The Company hereby engages Lighthouse Advisors, and Lighthouse Advisors hereby accepts such engagement.

      1.2. Services. Upon the request of the Company, Lighthouse Advisors shall perform the services set forth on Exhibit "A" hereto.

      1.3. Appointment to Advisory Board. During the Term (as defined below), the Company agrees to appoint Jay Wright and Kurt Gordon to the Company's advisory board. In such capacity, the principals shall periodically advise the Company on the matters described in Exhibit "A" hereto.

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                                   ARTICLE 2.
                               TERM OF ENGAGEMENT

      2.1. Term. The engagement of Lighthouse Advisors pursuant to the terms hereof shall commence on the date hereof and shall continue on a month-to-month basis until terminated by either party by providing thirty (30) days prior written notice to the other party (the "Term").

      2.2. Independent Consultant. The Company and Lighthouse Advisors acknowledge and agree that Lighthouse Advisors is an independent contractor and that nothing in this Agreement is intended to cause Lighthouse Advisors to be a fiduciary, agent, joint venturer, legal representative, partner or servant of the Company for any purpose whatsoever. Lighthouse Advisors agrees that the Company shall in no event assume liability for or be deemed liable hereunder as a result of any contract, agreement, understanding, debt or obligation entered into by Lighthouse Advisors on the Company's behalf without the Company's prior written consent. Lighthouse Advisors shall be solely responsible for and shall pay all taxes, assessments, and fees incident to the performance of his obligations pursuant to this Agreement.

                      ARTICLE 3. COMPENSATION OF CONSULTANT

      3.1. Compensation. As compensation for the services to be provided hereunder, the Company shall pay Lighthouse Advisors a fee payable by the issuance of a number of shares of common stock equal to 2% of the Company's common stock calculated on a fully-diluted basis. This fee shall be deemed fully earned as of the date hereof.

                                   ARTICLE 4.
                                  MISCELLANEOUS

      4.1. Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or when sent by first-class, certified mail, postage and fees prepaid, as follows:

                  (a) for notices and communications to the Company

                           Solution Technology International, Inc.
                           5210 Chairmans Court, Suite 3
                           Frederick, Maryland 21703
                           Attention:  Dan L. Jonson, President
                           Fax:  (301) 668-9700

                  (b) for notices and communications to Lighthouse Advisors:

                           Lighthouse Advisors, Inc.
                           6701 Democracy Boulevard
                           Suite 300
                           Bethesda, Maryland 20817
                           Attention:  Jay Wright, President
                           Fax:  (301) 315-9027


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By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to such party.

      4.2. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by both of the parties hereto.

      4.3. Assignment. This Agreement and all rights hereunder are personal to Lighthouse Advisors and may not, unless otherwise specifically permitted herein, be assigned by it. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

      4.4. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      4.5. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

      4.6. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Maryland without regard to its principles of conflicts of laws. The parties hereto agree that except as otherwise provided in this Agreement, any claim or dispute arising under or in connection with this Agreement shall be submitted for adjudication exclusively in courts of Montgomery, County, Maryland, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Business Services Agreement to be executed by their representatives thereunto duly authorized.

                                        SOLUTION TECHNOLOGY INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        LIGHTHOUSE ADVISORS, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


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                                   EXHIBIT "A"
                             DESCRIPTION OF SERVICES

      Lighthouse Advisors shall be available to assist the Company with respect to introduction to potential customers, advice with shareholder relations and such other services as the parties may agree to.

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